UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On August 30, 2005, the Board of Directors (the “Board”) of Microtune, Inc. (the “Company”), elected Bernard T. Marren to the Board to fill an existing vacancy. Mr. Marren will serve as a member of the Board until the next annual meeting of the stockholders of the Company.

Mr. Marren was elected as a director in accordance with corporate governance provisions adopted in connection with the Stipulation and Agreement of Settlement reached to settle the consolidated stockholder derivative litigation pending in the U.S. District Court for the Eastern District of Texas against the Company and a number of the Company’s current and former officers and directors. Pursuant to the corporate governance provisions, lead counsel to the plaintiffs selected an independent corporate governance consultant who, in coordination with a member of the Board or the Board’s designee (“Board Designee”), consulted with certain significant stockholders of the Company regarding potential nominees. The corporate governance consultant and such Board Designee reviewed the potential nominees suggested by stockholders and selected candidates for review by the Company’s Nominating and Corporate Governance Committee. Mr. Marren was selected by the Company’s Nominating and Corporate Governance Committee from among such candidates.

The Company’s Nominating and Corporate Governance Committee has determined that Mr. Marren is an independent director under the standards of The NASDAQ Stock Market. Mr. Marren does not currently serve on any committees of the Board, and is not expected to be named to any such committees as of the date of this Current Report.

There are no arrangements or understandings between Mr. Marren and any other person pursuant to which he was selected as a director of the Company and there is no information required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Marren.

In connection with the election of Mr. Marren to the Board, on August 30, 2005, the Company entered into its standard form of indemnification agreement with Mr. Marren (the “Indemnification Agreement”). The Indemnification Agreement provides terms and conditions for the indemnification of Mr. Marren by the Company related to liabilities arising out of his position as a member of the Board. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the text of the Indemnification Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also in connection with his election to the Board, on August 30, 2005, Mr. Marren was granted options to purchase 15,000 shares of the Company’s common stock pursuant to the Company’s 2000 Director Option Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Marren to the Board of Directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Title
10.1	Indemnification Agreement between Microtune, Inc. and Bernard T. Marren, dated August 30, 2005.

99.1	Press release, dated August 31, 2005, announcing the appointment of Mr. Marren to the Board of Directors of Microtune, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: August 31, 2005	By:	/s/ James A. Fontaine
	Name:	James A. Fontaine
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Indemnification Agreement between Microtune, Inc. and Bernard T. Marren, dated August 30, 2005.

99.1	Press release, dated August 31, 2005, announcing the appointment of Mr. Marren to the Board of Directors of Microtune, Inc.